Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND CONFIDENTIAL. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.

CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Confidential Settlement Agreement and Mutual Release (“Settlement Agreement”) is entered into among (a) Eddystone Rail Company, LLC (“Eddystone”) and (b) Bridger Logistics, LLC, Ferrellgas Partners, L.P., Ferrellgas, L.P., Bridger Administrative Services II, LLC, Bridger Marine, LLC, Bridger Rail Shipping, LLC, Bridger Real Property, LLC, Bridger Storage, LLC, Bridger Swan Ranch, LLC, Bridger Terminals, LLC, Bridger Transportation, LLC, Bridger Energy, LLC, Bridger Leasing, LLC, Bridger Lake, LLC, J.J. Liberty, LLC, and J.J. Addison Partners, LLC (collectively, “Defendants”).  The parties are referred to collectively as the “Parties” or singularly as a “Party” in this Settlement Agreement.  In consideration of their respective promises, representations, warranties, and/or undertakings, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

RECITALS

A.This Settlement Agreement is intended to finally and fully resolve all claims and lawsuits related to Eddystone’s assertion that it has suffered damages arising from that certain Rail Transportation Services Agreement (the “RSA”) entered into between Eddystone and Bridger Transfer Services, LLC (“BTS”), including, without limitation, through an alleged breach of a take-or-pay obligation contained in the RSA and the alleged transfers of assets, revenue, and proceeds from BTS to others in 2015 and afterwards (the “Alleged Transfers”).
B.On February 2, 2017, Eddystone initiated a lawsuit in the United States District Court for the Eastern District of Pennsylvania (“EDPA”), Case No. 2:17-cv-00495-JDW, against Bridger Logistics, LLC, Ferrellgas Partners, L.P., and Ferrellgas, L.P. (in addition to two individual defendants who settled with Eddystone prior to trial and are not a part of this Settlement Agreement).  As of September 7, 2018, Eddystone’s First Amended Complaint added as defendants Bridger Administrative Services II, LLC, Bridger Marine, LLC, Bridger Rail Shipping, LLC, Bridger Real Property, LLC, Bridger Storage, LLC, Bridger Swan Ranch, LLC, Bridger Terminals, LLC, Bridger Transportation, LLC, Bridger Energy, LLC, Bridger Leasing, LLC, Bridger Lake, LLC, J.J. Liberty, LLC, and J.J. Addison Partners, LLC.  Eddystone asserted four claims: alter ego, intentional fraudulent transfer, constructive fraudulent transfer, and breach of fiduciary duty.  Defendants asserted various counterclaims against Eddystone (the “Pennsylvania Counterclaims”).  The matter initiated in EDPA is referred to herein as the “Pennsylvania Litigation” and expressly includes the Pennsylvania Counterclaims and the pending appeal and cross-appeal to the United States Court of Appeals for the Third Circuit (the “Third Circuit”), as described below.
1.	The Court issued a summary judgment order on March 21, 2022, resolving certain of the Pennsylvania Counterclaims. The counterclaim remaining to be tried was for breach of contract related to custody transfer meters.

2.	The case proceeded to a bench trial during the period beginning on September 19, 2022 and ending on August 9, 2023.
3.	On June 7, 2024, the Court issued an Order and Judgment in the matter, finding in favor of Defendants on Eddystone’s alter ego and fiduciary duty claims. On Eddystone’s intentional and constructive fraudulent transfer claims, the district court found in favor of Eddystone and awarded damages (which include prejudgment interest) as follows: $916,130 against Bridger Energy, LLC; $1,430,717 against Bridger Transportation, LLC; and $169,327,840 against Ferrellgas Partners, L.P. and Bridger Logistics, LLC. The Order and Judgment is docketed at ECF Docket No. 753 and is referred to herein as the “Final Judgment.” The Court also dismissed the remaining counterclaim against Eddystone regarding custody transfer meters.
4.	Defendants Bridger Logistics, LLC, Ferrellgas Partners, L.P., Bridger Transportation, LLC, and Bridger Energy, LLC filed a notice of appeal on July 3, 2024. This appeal, Case No. 24-2239, is referred to herein as the “Third Circuit Appeal.”
5.	On July 9, 2024, the Court stayed execution of the judgment against Ferrellgas Partners, L.P., Bridger Transportation, LLC, and Bridger Energy, LLC, upon the posting of a bond. On July 11, 2024, Ferrellgas Partners, L.P., Bridger Transportation, LLC, and Bridger Energy, LLC posted a Supersedeas Bond (Surety) for $190,000,000.00 (the “Bond”). The Court denied Defendants’ request to stay execution against Bridger Logistics, LLC.
6.	Eddystone filed a notice of cross-appeal on July 15, 2024. This cross-appeal, Case No. 24-2284, is referred to herein as the “Third Circuit Cross-Appeal.”
7.	The Third Circuit has issued a consolidated four-step briefing schedule. Defendants’ opening brief is currently due on February 10, 2025.
8.	Defendants deny any liability or wrongdoing of any kind associated with the claims alleged in the Pennsylvania Litigation, assert that they acted in compliance with the law and their obligations at all times, and deny that they are liable to Eddystone in any amount. Eddystone denies any liability or wrongdoing of any kind associated with the Pennsylvania Counterclaims, asserts that it acted in compliance with the law and its obligations at all times, and denies that it is liable to Defendants in any amount.
C.Separately, on February 17, 2017, Eddystone initiated litigation in the United States District Court for the Southern District of New York, Case No. 1:17-cv-1266-JMF, seeking to confirm an arbitration award it obtained against Jamex Transfer Services, LLC (f/k/a BTS).  This case is stayed pending the resolution of the Pennsylvania Litigation.  This matter is referred to herein as the “New York Arbitration Litigation.”

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D.On June 20, 2019, Eddystone initiated litigation in the Supreme Court of New York, Index No. 653614/2019, against Bank of America, N.A., Capital One, N.A., Fifth Third Bank, JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., SunTrust Bank, BMO Harris Bank, N.A., CIBC Bank USA (f/k/a The PrivateBank & Trust Company), U.S. Bank National Association, TPG Specialty Lending, Inc., PNC Bank, National Association, TAO Talents, LLC, and Pontus Holdings, Ltd.  The case was removed to the Southern District of New York, Case No. 1:19-cv-09584-GBD.  This lawsuit sought to recover for the allegedly fraudulent transfers made by Defendants from the transferees of those assets or from the proceeds of those assets.  This matter has been stayed pending resolution of the Pennsylvania Litigation.  This matter is referred to herein as the “New York Bank Litigation.”
E.On February 5, 2019, Bridger Logistics, LLC, Ferrellgas, L.P., and Ferrellgas Partners, L.P. initiated an action in the Court of Common Pleas, Delaware County, Pennsylvania against Eddystone, asserting claims for tortious interference with contract and various declaratory judgment counts.  This matter is stayed pending resolution of the Pennsylvania Litigation.  This matter is referred to herein as the “Delaware County Litigation.”
F.Following the judgment in the Pennsylvania Litigation, Eddystone has initiated two actions in state court as part of a collection effort against Bridger Logistics, LLC.
1.	On September 18, 2024, Eddystone filed a Verified Petition for Registration of Foreign Judgment in the Court of the 7th Judicial District, Clay County, Missouri. This action is referred to herein as the “Missouri Action.”
2.	On September 24, 2024, Eddystone filed an Ex Parte Petition to Make Foreign Judgment Executory in the 19th Judicial District Court, Parish of East Baton Rouge, State of Louisiana. This action is referred to herein as the “Louisiana Action.”
G.The Pennsylvania Litigation, the New York Arbitration Litigation, the New York Bank Litigation, the Delaware County Litigation, the Missouri Action, and the Louisiana Litigation are referred to herein as the “Collective Litigations.”
H.Based upon the Parties’ investigation and evaluation of the facts and law relating to the matters at issue in the case and otherwise between the parties, plus the risks and uncertainties of continued litigation and all factors bearing on the merits of settlement, without admitting any liability, fault, or wrongdoing, the Parties desire to enter into this Settlement Agreement to resolve the claims and disputes between them arising from or relating to the Collective Litigations and to satisfy, resolve, and supersede the Final Judgment with this Settlement Agreement.  To that end, the Parties enter into this Settlement Agreement in order to fully and finally resolve the disputes among them according to the terms, conditions, and provisions hereof.

TERMS OF AGREEMENT

NOW, THEREFORE, in consideration of the recitals and mutual promises contained in this Settlement Agreement, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

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I.	RECITALS.

The Recitals set forth above are expressly incorporated herein by reference as though fully set forth herein.

II.	EFFECTIVE DATE.

This Settlement Agreement shall become effective on the date on which the following conditions shall have been met:

A.Each of the Parties shall have executed and delivered the Settlement Agreement;
B.The Defendants shall have caused the issuance of the Irrevocable Standby Letters of Credit from PNC Bank, National Association, in respect of the Second Payment (as defined below) and Third Payment (as defined below),  in the forms attached hereto as Exhibit 1a and 1b respectively (together with any permitted replacements thereof, the “Letters of Credit”) and that meet the other requirements set forth below, to be delivered by electronic mail on or before January 14, 2025 and originals of the Letters of Credit shall be mailed by PNC to Eddystone at Eddystone Rail Company, LLC, [***], on January 15, 2025, so that the originals are actually received no later than January 16, 2025; and
C.The Defendants shall have paid Eddystone the First Payment (as defined below) in immediately available funds.
III.	ACTIONS BY DEFENDANTS.

For complete settlement of the Final Judgment, the Collective Litigations and all claims or liabilities arising from or relating to the claims in those actions, the RSA, and the Alleged Transfers, Defendants shall make a Settlement Payment, as set forth below.

A.Settlement Payment.  Defendants will pay to Eddystone One Hundred Twenty-Five Million U.S. Dollars ($125,000,000.00) for full and complete resolution and release of all claims, including attorneys’ fees and costs, asserted in or connected with the Collective Litigations (“Settlement Payment”).  No interest shall accrue on the Settlement Payment except that, in any suit to enforce this agreement, Eddystone shall be entitled to recover any pre- or post-judgment interest allowed by law.
1.	Defendants shall pay the Settlement Payment as follows:
a.	First Payment: Fifty Million U.S. Dollars ($50,000,000.00) on or before January 15, 2025 (“First Payment”).
b.	Second Payment: Thirty-Seven Million Five Hundred Thousand U.S. Dollars ($37,500,000.00) on or before June 16, 2025 (“Second Payment”).

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c.	Third Payment: Thirty-Seven Million Five Hundred Thousand U.S. Dollars ($37,500,000.00) on or before January 15, 2026 (“Third Payment”).
2.	Letters of Credit. Defendants shall provide two Letters of Credit as follows:
a.	The Letters of Credit shall be in the form of Exhibits 1a and 1b and shall meet the following requirements:
b.	Each Letter of Credit shall be an irrevocable, nontransferable standby letter of credit beginning on January 15, 2025, in the face amount of $37.5 million U.S. dollars, and naming Eddystone as the beneficiary. [***]
c.	The Letter of Credit securing the Second Payment shall be immediately cancelled without any further action by any party upon Eddystone’s receipt of the Second Payment, in full, from the Defendants. To the extent so requested, Eddystone shall, upon receipt, in full, of the Second Payment, return the Letter of Credit securing the Second Payment to the issuing bank or the Defendants for destruction. The Letter of Credit securing the Third Payment shall be immediately cancelled without any further action by any party upon Eddystone’s receipt of the Third Payment, in full, from the Defendants. To the extent so requested, Eddystone shall, upon receipt, in full, of the Third Payment, return the Letter of Credit securing the Third Payment to the issuing bank or the Defendants for destruction.
d.	[***] In addition, in the event that Ferrellgas, L.P. refinances or replaces the Credit Agreement with another financing facility, any of the lenders or issuing lenders under such new financing facility that are Existing Lenders shall be deemed to be acceptable issuing institutions for any replacement or substituted Letter of Credit.
e.	For purposes of the foregoing, (i) “Ratings Agency” means S&P, Moody’s, or Fitch (collectively, “Ratings Agencies”), and (ii) “Credit Rating” means, with respect to any entity, the rating then assigned to such entity’s unsecured, senior long-term debt obligations (not supported by third party credit enhancements) or if such entity does not have a rating for its senior unsecured long-term debt, then the rating then assigned to such entity as an issuer rating by the Ratings Agencies.
f.	The Letters of Credit may not be substituted, canceled or amended without the prior written consent of Eddystone; provided that in no event shall Eddystone withhold consent to a substitute Letter of Credit that complies with the terms of this Settlement Agreement

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and contains no other terms or conditions that are adverse to Eddystone as beneficiary thereof.
g.	In all cases, the costs and expenses associated with establishing, renewing, substituting, cancelling, or amending a Letter of Credit shall be borne by the Defendants.
3.	Payment Logistics. The First Payment, Second Payment, and Third Payment shall be made by wire transfer of immediately available funds using the instructions provided below.

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4.	Events of Default, Acceleration, and Draws on the Letters of Credit.
a.	For purposes of this Settlement Agreement, an “Event of Default” includes (i) the failure of Eddystone to receive the Second Payment or Third Payment in immediately available funds by 5:00 p.m. Eastern Time on the respective due date and in the manner specified above; (ii) the commencement of a voluntary proceeding by any Defendant seeking relief under the United States Bankruptcy Code or any other applicable federal, state or foreign bankruptcy, insolvency or similar law now or hereafter in effect (collectively, “Insolvency Laws”); (iii) following the commencement of an involuntary proceeding against any Defendant seeking relief under any Insolvency Laws, the earliest to occur of (A) the failure of Eddystone to receive the Second Payment or Third Payment on the respective due dates and in the manner specified above, (B) the court having jurisdiction over any such involuntary proceeding shall issue an order granting the petition commencing such involuntary proceeding or an order denying a motion or other request to dismiss such involuntary proceeding, or (C) the occurrence of the sixtieth (60th) day after the date of commencement of such involuntary proceeding, unless such involuntary proceeding is dismissed before that date; or (iv) the appointment of or taking of possession by, or the commencement of a proceeding for the appointment of or taking of possession by, a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Defendant, or over all or a substantial part of any Defendant’s property (the proceedings described in clauses (ii), (iii), and (iv) hereof, an “Insolvency Proceeding”).
b.	If an Event of Default occurs the entire unpaid balance of the Settlement Payment owed under this Settlement Agreement (“Unpaid Balance”) shall become immediately due and payable by Defendants to Eddystone without further notice or demand.

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c.	If an Event of Default occurs, Eddystone shall be entitled to immediately draw on the entire undrawn portion of the Letters of Credit in the amount of the Unpaid Balance.
d.	Notwithstanding Eddystone’s receipt of any proceeds pursuant to a drawing under the Letters of Credit, if Defendants owe any remaining obligations to Eddystone after taking into account (i) any payments made under this Settlement Agreement and (ii) the receipt of proceeds from drawing under the Letters of Credit, Defendants shall remain liable for any amounts remaining unpaid under this Settlement Agreement and for any unfulfilled obligations under the Settlement Agreement. For the avoidance of doubt, payments made under this Settlement Agreement and proceeds received from any drawing under the Letters of Credit shall operate to reduce the balance of the Settlement Payment owing to Eddystone and be applied in direct order of due date of payment (i.e., first to the First Payment until paid in full, next to the Second Payment until paid in full, and last to Third Payment until paid in full). In the event of any future bankruptcy case in which Eddystone is the subject of an action to avoid a transfer from any of the Defendants under this Settlement Agreement, nothing in this subsection shall prejudice the rights of Eddystone or the Defendants.
B.Dismissal of the Delaware Litigation.  On or before 2 business days after the effective date of this Settlement Agreement, Bridger Logistics, LLC, Ferrellgas Partners, L.P., and Ferrellgas, L.P. shall file a Praecipe to Discontinue With Prejudice in the Delaware County Litigation, pursuant to Pennsylvania Rule of Civil Procedure 229, in the form attached hereto as Exhibit 2, specifying that it is with prejudice and for all claims asserted in the litigation. The Praecipe to Discontinue will be signed and approved by counsel for all Parties and will indicate that each Party will bear its own fees and costs associated with the Litigation.
C.Dismissal of the Third Circuit Appeal and Third Circuit Cross-Appeal.  On or before January 15, 2025, and upon payment of the First Payment, Ferrellgas Partners, L.P., Bridger Logistics, LLC, Bridger Transportation, LLC, and Bridger Energy, LLC shall file a Stipulation of Dismissal in the Third Circuit Appeal and Third Circuit Cross Appeal, pursuant to Federal Rule of Appellate Procedure 42(b)(1), in the form attached hereto as Exhibit 3, specifying that it is with prejudice and as to all issues on appeal and all issues asserted in the underlying litigation.  The Stipulation of Dismissal will be signed and approved by counsel for all Parties and will indicate that each Party will bear its own fees and costs associated with the Third Circuit Appeal, the Third Circuit Cross-Appeal, and the underlying litigation.

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D.Dismissal of Pennsylvania Litigation.  On or before January 15, 2025, and upon payment of the First Payment, Defendants shall file (1) a Stipulation of Dismissal (pursuant to Federal Rules of Civil Procedure 41(a)(1)(A)(ii)), in the form attached hereto as Exhibit 4a, specifying that dismissal is with prejudice and indicating that each party will bear its own fees and costs; (b) a Satisfaction of Judgment, in the form attached hereto as Exhibit 4b, requesting that the Final Judgment be marked as satisfied; and (c) a Stipulation to Release Bond, in the form attached hereto as Exhibit 4c, requesting that the Bond be released in full.  The Stipulation of Dismissal, Satisfaction of Judgment, and Stipulation to Release Bond will be signed and approved by counsel for all parties.
E.Supersedeas Bond.  The Parties agree that this Settlement Agreement renders null and void the Bond because the Settlement Agreement results in dismissal with prejudice of the underlying litigation against Ferrellgas Partners, L.P., Bridger Energy, LLC, and Bridger Transportation, LLC.  The Parties agree that the Bond shall be released by the district court as part of or following the submission of the Stipulation to Release Bond, along with the Stipulation of Dismissal and Satisfaction of Judgment.  Upon receipt of payment of the First Payment, Defendants are authorized to take all necessary or appropriate actions to have the Bond released, including as identified in subsection III.D. above.  Eddystone shall reasonably cooperate with Defendants to obtain the complete release of the Bond.
F.Reasonable Cooperation.  Defendants agree to reasonably cooperate with Eddystone in the execution and accomplishment of actions identified in this Section III (Actions by Defendants) and in Section IV (Actions by Eddystone) below, to the extent further action is required or appropriate to accomplish the actions identified, including, without limitation, consent and participation in case filings.
IV.	ACTIONS BY EDDYSTONE.
A.Dismissal of New York Arbitration Litigation.   Upon execution of this Settlement Agreement, Eddystone shall cause Jamex Transfer Services, LLC (“Jamex”) to enter into a stipulation to dismiss the New York Arbitration Litigation, each party to bear its own fees and costs associated with that litigation.  On or before January 16, 2025, and upon payment of the First Payment and Jamex’s agreement to enter into the proposed stipulation, Eddystone shall file a Stipulation of Dismissal in the New York Arbitration Litigation, pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), in the form attached as Exhibit 5, specifying that it is with prejudice and for all claims asserted in the litigation.  The Stipulation of Dismissal will be signed and approved by counsel for all parties and will indicate that each party will bear its own fees and costs associated with the Litigation.  Eddystone’s failure to file a Stipulation of Dismissal in the New York Arbitration Litigation on or before January 16, 2025 shall be a breach of the Settlement Agreement.
B.Dismissal of New York Bank Litigation.  On or before January 16, 2025, and upon payment of the First Payment, Eddystone shall file a Stipulation of Dismissal in the New York Bank Litigation, pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), in the form attached as Exhibit 6, specifying that it is with prejudice and for all claims asserted in the litigation.  The Stipulation of Dismissal will be signed and approved by counsel for all Parties and will indicate that each Party will bear its own fees and costs associated with the Litigation.

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C.Notices of Satisfaction of Domesticated Judgments.  On or before January 16, 2025, and upon payment of the First Payment, with respect to any courts to which the Final Judgment was transferred or domesticated (each such court, a “Judgment Court” and all such courts, collectively, the “Judgment Courts” (which shall include the Pennsylvania Litigation, the Missouri Action, and the Louisiana Action)), without further notice or demand by Defendants, Eddystone shall file Notices of Satisfaction of Judgment requesting that the Final Judgment be marked satisfied in full (or similar process) in each and every Judgment Court solely as to Defendants pursuant to this Settlement Agreement.  Defendants shall reasonably cooperate with Eddystone’s efforts. The Notices of Satisfaction shall be filed, without limitation, in the Missouri Action and the Louisiana Action.  The Notices to be filed in these actions shall be in the form attached as Exhibits 7 and 8.  If any action on account of the Final Judgment pending in any Judgment court remains open after February 15, 2025, Defendants may take such actions as they determine are necessary or appropriate to cause such action to be closed and the Final Judgment marked satisfied (or similar process).
D.Reasonable Cooperation.  Eddystone agrees to reasonably cooperate with Defendants in the execution and accomplishment of actions identified in this Section IV (Actions by Eddystone) and in Section III (Actions by Defendants) above, to the extent further action is required or appropriate to accomplish the actions identified, including, without limitation, consent and participation in case filings.
V.	NO ADMISSION OF LIABILITY.
A.The Parties acknowledge that Defendants deny any and all alleged wrongdoing and liability whatsoever in connection with their dealings with Eddystone or the allegations and causes of action asserted in the Collective Litigations, and this Settlement Agreement is made solely for the purpose of fully and finally compromising disputed claims and avoiding the time and expense of further litigation and appeals.
B.The Parties acknowledge that Eddystone denies any and all alleged wrongdoing and liability whatsoever in connection with its dealings with Defendants or the allegations and causes of action asserted in the Collective Litigations, and this Settlement Agreement is made solely for the purpose of fully and finally compromising disputed claims and avoiding the time and expense of further litigation and appeals.
C.It is expressly understood and agreed by the Parties that nothing contained in this Settlement Agreement shall constitute or be treated as an admission of any wrongdoing or liability on the part of any party.
D.Except as expressly allowed by Section VII (Confidentiality) herein or in order to enforce its terms, the Parties agree that this Settlement Agreement shall not be offered, received, or admitted as evidence in any action or proceeding whatsoever or requested or produced in discovery in any action or proceeding.

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VI.	RELEASES.
A.In consideration of the promises contained in this Settlement Agreement and for the mutual avoidance of further costs, inconvenience, and uncertainties relating to the Collective Litigations, the Parties agree to the following releases:
1.	Eddystone and any person or entity acting by, through or on its behalf, including all of its respective attorneys, agents, predecessors, successors, affiliates, subsidiaries, members, managers, officers, directors, employees, representatives, heirs, executors, administrators, insurers, assigns, related persons and other representatives (the “Eddystone Releasors”) hereby forever unconditionally and irrevocably remise, release, and discharge Defendants and all of their current, former, or future officers, directors, agents, representatives, employees, partners, shareholders, unitholders, interestholders, equityholders, members, managers, attorneys, professionals, indemnitees, predecessors, successors, subsidiaries, insurers, lenders, affiliates, and assigns (collectively, the “Defendant Releasees”) from any and all liability arising out of, relating to, or in connection with the Final Judgment, the Collective Litigations, the RSA, or the Alleged Transfers, including but not limited to claims, demands, liabilities, damages, attorneys’ fees, costs, obligations, liens, actions, or causes of action of every character, nature, kind and source, whether legal, equitable or otherwise, whether under the laws of any state, federal or other government, whether known or unknown, accrued or unaccrued, fixed or contingent, suspected or unsuspected, and whether or not concealed or hidden, which the Eddystone Releasors ever had, now have, or hereafter can, shall or may have at any time in the future against Defendants or the Defendant Releasees.
2.	Defendants and any person or entity acting by, through or on their behalf (collectively or singularly), including all of their respective attorneys, agents, predecessors, successors, affiliates, subsidiaries, members, managers, officers, directors, employees, representatives, heirs, executors, administrators, insurers, assigns, related persons and other representatives (the “Defendant Releasors”) hereby forever unconditionally and irrevocably remise, release, and discharge Eddystone and all of its current, former, or future officers, directors, agents, representatives, employees, partners, shareholders, unitholders, interestholders, equityholders, members, managers, attorneys, professionals, indemnitees, predecessors, successors, subsidiaries, insurers, lenders, affiliates, and assigns (collectively, the “Eddystone Releasees”) from any and all liability arising out of, relating to, or in connection with the Collective Litigations, the RSA, or the Alleged Transfers, including but not limited to claims, demands, liabilities, damages, attorneys’ fees, costs, obligations, liens, actions, or causes of action of every character, nature, kind and source, whether legal, equitable or otherwise, whether under the laws of any state, federal or other government, whether known or unknown, accrued or unaccrued, fixed or

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contingent, suspected or unsuspected, and whether or not concealed or hidden, which the Defendant Releasors ever had, now have, or hereafter can, shall or may have at any time in the future against Eddystone or the Eddystone Releasees.
B.Notwithstanding the foregoing, nothing in in this Settlement Agreement shall be construed as releasing or prejudicing (a) any claims arising under this Settlement Agreement or (b) any claims based on acts or omissions occurring after the date of this Settlement Agreement.
VII.	CONFIDENTIALITY.

The Parties agree that the terms, but not the existence, of this Settlement Agreement are confidential.  Subject to the exceptions below, no Party will reveal to anyone not a Party to this Settlement Agreement any of the terms of this Settlement Agreement.  Any Party that breaches this confidentiality provision shall be liable for all damages the breach caused to any non-breaching Party.  Any Party may disclose the terms of this settlement to its lenders, financing sources, and accounting, legal, and financial professionals, but only to the extent necessary in the conduct of that Party’s legitimate business.  Any such professional will be apprised of this confidentiality provision and will agree to be bound by its terms.  The Parties also may disclose the terms of this settlement as required by federal, state or local laws, the terms of any financing agreements, or any rules relating to disclosures by publicly traded companies, but such disclosure shall be as narrow and limited as reasonably possible, in the judgment of the disclosing Party’s legal counsel. A Party also may disclose the terms of this settlement pursuant to a court order or as required by law.  Should any Party receive a demand to produce or reveal any terms of this Settlement Agreement from a governmental agency, or from a third party pursuant to a subpoena, or discovery request, that Party will provide the other Party with written notice of the demand for production within seven calendar days of receiving the demand so as to provide the other Party an opportunity to appear, object, or take other steps reasonably necessary to prevent disclosure of this Settlement Agreement. Other than providing notice as set forth above, the responding Party shall have no further duty to contest such production.

Notwithstanding the foregoing, the Parties may disclose the Settlement Agreement in any action or proceeding to enforce its terms.

VIII.	Representations and Warranties.
A.Eddystone’s Prosecution of Any Litigation.  Eddystone agrees, represents, and warrants that it will not prosecute, pursue, or take any action that is inconsistent with the terms of this Settlement Agreement, including to advance the Pennsylvania Litigation, the New York Arbitration Litigation, the New York Bank Litigation, the Missouri Action, the Louisiana Action, or any action filed or initiated in a Judgment Court.  Eddystone further agrees, represents, and warrants that it will not seek, or cause any other party to seek, to enforce, execute, or collect upon the Final Judgment.
B.Defendants’ Prosecution of Any Litigation. Defendants agree, represent and warrant that they will not prosecute, pursue, or take any action that is inconsistent with the terms of this Settlement Agreement, including to advance the Delaware County Litigation.

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C.Authority.  Each person executing this Settlement Agreement warrants that he, she, or it has obtained from the Party or Parties on whose behalf such person is executing this Settlement Agreement the authority to so execute this Settlement Agreement.  Each Party is correctly described and named herein.
D.Review and Understanding.  Each Party executing this Settlement Agreement represents and warrants that it has carefully read and reviewed this Settlement Agreement, understands it fully, and does not rely upon any statement, representation, legal or accounting opinion, or promise of any other person in executing this Settlement Agreement or in making the settlement provided for herein, except as expressly stated in this Settlement Agreement.
E.Investigation and Consultation With Counsel.  Each Party executing this Settlement Agreement represents and warrants that it has made such an investigation of the law and facts pertaining to this Settlement Agreement and of all matters pertaining hereto as he, she or it deems necessary.  Each Party has been represented by competent counsel of that Party’s own choosing, which counsel has provided such Party with any and all advice on this Settlement Agreement as such counsel and such Party deem necessary or appropriate.  This Settlement Agreement has been carefully read by, the contents hereof are known and understood by, and is signed freely and entered into voluntarily by, each Party executing this Settlement Agreement.
F.Voluntary Execution.  Each Party declares that it has executed this Settlement Agreement freely and voluntarily, with full knowledge of all material facts after independent investigation and without fraud, duress, or undue influence of any kind, and that it each read this Settlement Agreement and fully understands each and every provision of it.
G.No Reliance.  The Parties acknowledge and agree that they have not relied upon any promises, representations or the advice of any other Party or that Party’s lawyer.  Each Party is solely responsible for seeking independent consultation on all matters relating to this Settlement Agreement, including any tax implications of the settlement.
H.Negotiated Agreement.  Each Party represents and warrants that this Settlement Agreement is the result of arms’ length negotiations, was jointly prepared by both Parties, and shall not be construed against any one Party as the drafter of the Settlement Agreement.
I.No Assignment.  The claims, suits, rights, and interests that are the subject matter herein are owned by the Party asserting the same.  Each Party represents and warrants that it has not assigned, sold, transferred or otherwise disposed to any third party any actual or potential claim, any portion of any actual or potential claim, or any other matters that are being released in this Settlement Agreement.  Eddystone agrees to defend, indemnify, and hold harmless Defendants from and against any claim (including payment of attorneys’ fees and costs) based on or in connection with or arising out of any such assignment, sale, transfer, or other disposition made, purported or claimed.
J.Successors and Assigns; No Third-Party Beneficiaries.  This Settlement Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors and assigns.  Nothing contained in this Settlement Agreement shall be deemed to indicate that this agreement has been entered into for the benefit of any person other than the

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Parties; provided, however, that the Parties expressly agree that each of the Eddystone Releasees and Defendant Releasees are specifically intended to be beneficiaries of the releases provided herein.
K.Solvency. Eddystone and Defendants hereby acknowledge the following:
1.	Each of Ferrellgas Partners, L.P. and Ferrellgas, L.P. has reviewed its respective financial situation and represents and warrants that, as of the date of this Settlement Agreement, (a) it is solvent, including within the meaning of 11 U.S.C. §§ 547(b)(3) and 548(a)(1)(B)(ii)(I) and any similar federal, state or foreign laws, and it reasonably believes that it will remain solvent following each payment to Eddystone under this Settlement Agreement, (b) it is not engaged in business or a transaction, or is about to engage in business or a transaction, for which any property remaining with such Defendant is an unreasonably small capital, and (c) it does not intend to incur, or believe that it will incur, debts that would be beyond its ability to pay as such debts mature.
2.	Each of the Defendants represents and warrants that, as of the date of this Settlement Agreement, no Insolvency Proceeding has been commenced with respect to it or its property.
3.	In evaluating whether to execute this Agreement, the Parties intend that the mutual promises, covenants, and obligations set forth herein constitute a contemporaneous exchange for new value given to Defendants, including within the meaning of 11 U.S.C. § 547(c)(1) and any similar federal, state or foreign laws, and the Parties conclude that these mutual promises, covenants, and obligations do, in fact, constitute such a contemporaneous exchange.
4.	The mutual promises, covenants, and obligations set forth herein are intended by the Parties to, and do in fact, constitute a reasonably equivalent exchange of value and fair consideration.
5.	The Parties do not intend to hinder, delay, or defraud any entity to which Defendants were or became indebted to on or after the date of any transfer contemplated in this Agreement, including within the meaning of 11 U.S.C. § 548(a)(1) and any similar federal, state or foreign laws.
IX.	NOTICE.

Any notice required under this Settlement Agreement will be delivered in accordance with this Section.

If to Defendants, via overnight delivery and email to:

13-

Allen Jones

Vice President Legal, General Counsel and Secretary

Ferrellgas, L.P.

One Liberty Plaza

Liberty, Missouri 64068

[***]

and, via email to:

Lawrence G. Scarborough

Faegre Drinker Biddle & Reath LLP

1177 Avenue of the Americas, 41st Floor

New York, New York 10036

[***]

If to Eddystone, via overnight delivery or email to:

Christopher M. McGlincey

Managing Legal Counsel, U.S. Law

ENBRIDGE

7701 France Ave. S., Suite 600

Edina, MN 55435

[***]

[***]

and, via email

Steven J. Barber

Steptoe LLP

1330 Connecticut Ave., N.W.

Washington, DC  20036

[***]

[***]

Each Party shall provide the other Parties with written notice, via certified mail or overnight delivery, if the foregoing contact information for notice changes.

X.	GENERAL TERMS AND PROVISIONS.
A.Choice of Law and Forum.  This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles.  The sole and exclusive jurisdiction and forum for any action to enforce this Settlement Agreement shall be either the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York.  The Parties consent to jurisdiction in New York for the purposes of any such action to enforce this Settlement Agreement and expressly waive the benefits of any statute, rule, or other authority, including those relating to

14-

venue, forum non-conveniens, or case transfer that otherwise might give them the ability to argue that any such action should be heard in some court other than those identified in this paragraph.
B.Entire Agreement.  This Settlement Agreement constitutes the entire agreement between the Parties.  It supersedes all prior oral and written agreements regarding or relating to the allegations in the Collective Litigation, and the negotiation and terms of this Settlement Agreement.  The promises in the Settlement Agreement expressly supersede the Final Judgment.  No promise or inducement has been offered that is not expressly set forth in this Settlement Agreement.
C.Amendments. Any amendments to this Settlement Agreement must be in writing, signed by the Parties, and must state that the Parties intend to amend the Settlement Agreement.
D.Partial Invalidity.  The invalidity or unenforceability of any provision of this Settlement Agreement shall have no effect on the validity or enforceability of any other provision of this Settlement Agreement.  In the event of the invalidity or unenforceability of any provision of this Settlement Agreement, the Parties shall jointly petition a court of competent jurisdiction to revise this Settlement Agreement so as to render it enforceable while still retaining to the greatest extent possible the intent of the Parties, as such intent is determined by such court.
E.Subsequent Execution of Documents and Other Acts.  The Parties agree to execute all documents and to take all reasonable actions (directly and through their attorneys) that are necessary or helpful to effectuate the purposes of this Settlement Agreement.
F.Execution.  The Parties agree that this Settlement Agreement may be executed in one or more counterparts.  The Parties further agree that the signature pages of the various counterparts may be collected with one copy of the balance of the Settlement Agreement, which together with all collected and signed signature pages shall constitute a true and correct copy of this Settlement Agreement.  The Parties further agree that photocopies or facsimile copies of this Settlement Agreement (including of signature pages) may be used in place of originals for any and all purposes.
G.Titles and Captions.  Paragraph titles or captions contained in this Settlement Agreement are inserted only as a matter of convenience and for reference.  They in no way define, limit, extend, or describe the scope of this Settlement Agreement or any provision within it.

All of the above is agreed and accepted by those signing the signature page(s).

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the undersigned have caused this Settlement Agreement to be duly executed as of the Effective Date set forth above.

EDDYSTONE RAIL COMPANY, LLC.

By: /s/ Vincent Paradis

Print Name: Vincent Paradis

Title: Vice President, Business Development

[Signature Page to Settlement Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Settlement Agreement to be duly executed as of the Effective Date set forth above.

bridger logistics, llc

By: Ferrellgas, Inc.

By: /s/ Michael Cole

Print Name: Michael Cole

Title: Chief Financial Officer and Treasurer

ferrellgas partners, l.p.

By: Ferrellgas, Inc., its general partner

By: /s/ Michael Cole

Print Name: Michael Cole

Title: Chief Financial Officer and Treasurer

ferrellgas, l.p.

By: Ferrellgas, Inc., its general partner

By: /s/ Michael Cole

Print Name: Michael Cole

Title: Chief Financial Officer and Treasurer

[Signature Page to Settlement Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Settlement Agreement to be duly executed as of the Effective Date set forth above.

BRIDGER ADMINISTRATIVE SERVICES II, LLC

By: Ferrellgas, Inc.

By: /s/ Michael Cole

Print Name: Michael Cole

Title: Chief Financial Officer and Treasurer

BRIDGER MARINE, LLC

By: Ferrellgas, Inc.

By: /s/ Michael Cole

Print Name: Michael Cole

Title: Chief Financial Officer and Treasurer

BRIDGER RAIL SHIPPING, LLC

By: Ferrellgas, Inc.

By: /s/ Michael Cole

Print Name: Michael Cole

Title: Chief Financial Officer and Treasurer

[Signature Page to Settlement Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Settlement Agreement to be duly executed as of the Effective Date set forth above.

BRIDGER REAL PROPERTY, LLC

By: Ferrellgas, Inc.

By: /s/ Michael Cole

Print Name: Michael Cole

Title: Chief Financial Officer and Treasurer

BRIDGER STORAGE, LLC

By: Ferrellgas, Inc.

By: /s/ Michael Cole

Print Name: Michael Cole

Title: Chief Financial Officer and Treasurer

BRIDGER TERMINALS, LLC

By: Ferrellgas, Inc.

By: /s/ Michael Cole

Print Name: Michael Cole

Title: Chief Financial Officer and Treasurer

[Signature Page to Settlement Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Settlement Agreement to be duly executed as of the Effective Date set forth above.

BRIDGER TRANSPORTATION, LLC

By: Ferrellgas, Inc.

By: /s/ Michael Cole

Print Name: Michael Cole

Title: Chief Financial Officer and Treasurer

BRIDGER LEASING, LLC

By: Ferrellgas, Inc.

By: /s/ Michael Cole

Print Name: Michael Cole

Title: Chief Financial Officer and Treasurer

BRIDGER LAKE, LLC

By: Ferrellgas, Inc.

By: /s/ Michael Cole

Print Name: Michael Cole

Title: Chief Financial Officer and Treasurer

[Signature Page to Settlement Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Settlement Agreement to be duly executed as of the Effective Date set forth above.

J.J. LIBERTY, LLC

By: Ferrellgas, Inc.

By: /s/ Michael Cole

Print Name: Michael Cole

Title: Chief Financial Officer and Treasurer

J.J. ADDISON PARTNERS, LLC

By: Ferrellgas, Inc.

By: /s/ Michael Cole

Print Name: Michael Cole

Title: Chief Financial Officer and Treasurer

[Signature Page to Settlement Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Settlement Agreement to be duly executed as of the Effective Date set forth above.

BRIDGER ENERGY, LLC

By: /s/ Guillermo Grossi-Roffi

Print Name: Guillermo Grossi-Roffi

Title: Member – Manager President

[Signature Page to Settlement Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Settlement Agreement to be duly executed as of the Effective Date set forth above.

BRIDGER SWAN RANCH, LLC

By: /s/ Ron McMurray

Print Name: Ron McMurray

Title: Manager

[Signature Page to Settlement Agreement]